For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Trust Announces Strong Fourth Quarter 2024 Results
RevPAR Growth Surges, Margins Expand, Outlook Healthy

WEST PALM BEACH, Fla., February 26, 2025—Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the fourth quarter ended December 31, 2024.

Fourth Quarter 2024 Key Items

•Portfolio Revenue Per Available Room (RevPAR) – Increased 4 percent to $129 compared to the 2023 fourth quarter for the 36 comparable hotels (excludes two hotels sold during the fourth quarter and the Home2 Phoenix Downtown that opened in the 2024 first quarter). Occupancy jumped 5 percent to 74 percent, and average daily rate (ADR) declined 1 percent to $176.
◦RevPAR for the Silicon Valley and Bellevue hotels was up 9 percent over the 2023 fourth quarter.
◦January 2025 Portfolio RevPAR accelerated 5 percent

•Net Loss – Incurred a $1.9 million net loss applicable to common shareholders compared to a net loss of $9.3 million in the 2023 fourth quarter. Net loss per diluted common share was $(0.08) versus net loss per diluted common share of $(0.23) for the same period last year.

•Hotel Margins – Drove GOP margins 150 basis points higher to 40.5 percent in the 2024 fourth quarter from 39.0 percent in the 2023 fourth quarter. Hotel EBITDA margins surged 90 basis points to 32.5 percent in the 2023 fourth quarter.

•Adjusted EBITDA – Rose $0.3 million from $20.8 million last year to $21.1 million in the 2024 fourth quarter.

•Adjusted FFO – Produced AFFO of $10.0 million in the 2024 fourth quarter versus $9.8 million in the 2023 fourth quarter. Adjusted FFO per diluted share was $0.20 compared to $0.19 in the 2023 fourth quarter.

•Asset Recycling – Closed on the sale of two of the five hotels under contract to sell for combined proceeds of $29 million. Subsequent to year-end, closed on the sale of one additional hotel for proceeds of $15 million. The remaining two hotels are expected to close in March and generate net proceeds of approximately $39 million.

The following chart summarizes the consolidated financial results for the three months and year ended December 31, 2024, and 2023, based on all properties owned during those periods, except for RevPAR which is based on the comparable hotels ($ in millions, except margin percentages and per share data):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net (loss) income	$(1.9)	$(9.3)	$4.0	$2.5
Diluted net (loss) income per common share	$(0.08)	$(0.23)	$(0.08)	$(0.11)
RevPAR	$129.2	$124.4	$138.7	$134.9
GOP Margin	41%	39%	43%	43%
Hotel EBITDA Margin	33%	32%	35%	36%
Adjusted EBITDA	$21.1	$20.8	$100.9	$101.1
AFFO	$10.0	$9.8	$55.5	$59.7
AFFO per diluted share	$0.20	$0.19	$1.08	$1.18
Dividends per common share	$0.07	$0.07	$0.28	$0.28

2024 Highlights

“2024 was a successful year for Chatham, with our top-line performance outperforming the industry and most peers. For the first time in over half a decade, labor expense pressures moderated, enabling us to produce strong gross operating profit margins of 43 percent and minimize margin erosion to only 70 basis points," highlighted Jeffrey H. Fisher, Chatham's president and chief executive officer. “Additionally, we addressed the last massive wave of maturing debt through the successful sale of older assets as well as the issuance of new debt, further solidifying our strong financial position."

Chatham's 2024 highlights include:

•Grew RevPAR 3 percent, exceeding industry RevPAR performance by 56 percent
◦Enjoyed third consecutive year of RevPAR growth outperforming the industry
•Expanded other department profits by 8 percent
•Generated GOP margins of 43 percent, minimizing the year-over-year margin decline to 70 basis points
•Sold or under contract to sell six hotels averaging 24 years of age and RevPAR of $98 for net proceeds of $101 million at a pro forma capitalization rate of approximately 6 percent, including foregone capital improvements
•Repaid $297 million of debt of maturing debt
•Reduced net debt by $29 million in 2024 after reducing net debt by $26 million in 2023
◦Lowered overall leverage ratio from 25 percent to 23 percent
•Participated in the Global Real Estate Sustainability Benchmark (“GRESB”) for the third time, increasing its overall score from 82 to 83
◦Earned four of five GRESB Stars and awarded GRESB's "Green Star"
◦Ranked 24th out of 108 listed companies in the Americas, and 2nd in Chatham's peer group

Fisher continued, “As we look ahead, we are optimistic that our portfolio will continue to outperform as five of our largest hotels are located in the heart of the continued recovering and surging tech markets of Silicon Valley and Bellevue, Wash. Growth at those hotels should outpace the rest of our portfolio. The rapid expansion of technology spending around artificial intelligence, chip manufacturing and other technology advancements have us well positioned for higher RevPAR growth.

"We move forward with a positive outlook for 2025 on both the top- and bottom-lines. At our guidance mid-point, our RevPAR growth exceeds industry expectations yet again, operating margins are up over 2024 and adjusted FFO per share is up when accounting for the net impact from the hotels we have sold or are under contract to sell. Our balance sheet is in great shape, and we can make acquisitions, grow FFO and increase distributable cash flow. The outlook for Chatham is bright," Fisher emphasized.

Fourth Quarter 2024 Operating Results

"It was a great fourth quarter as we generated RevPAR growth of 4 percent and increased our operating margins by a strong 150 basis points as labor and benefit cost increases continue to moderate at low single digit levels. As such, we were able to comfortably exceed the upper end of our guidance range and consensus estimates.

"Our success is more reliant on the health of the business traveler, and business travel demand continues to grow. We experienced this growth as five of our top six markets produced RevPAR growth of at least 4 percent in the quarter. Furthermore, technology dependent markets are most significant for Chatham, and the underlying strength in these markets are contributing to higher RevPAR growth. RevPAR growth in our four Silicon Valley hotels was up 14 percent in the quarter, and Bellevue market RevPAR was up 9 percent in the quarter (our Bellevue Residence Inn was under renovation during the quarter)," Fisher concluded.

Hotel RevPAR Performance

The below chart summarizes key hotel financial statistics for the 36 comparable hotels owned as of December 31, 2024, compared to the 2023 and 2019 fourth quarters:

	Q4 2024 RevPAR	Q4 2023 RevPAR	Q4 2019 RevPAR
Occupancy	74%	70%	76%
ADR	$176	$177	$163
RevPAR	$129	$124	$124

The below chart summarizes RevPAR statistics by month for the company’s 36 comparable hotels:

	October	November	December
Occupancy	83%	73%	66%
ADR	$194	$167	$161
RevPAR	$160	$121	$106
RevPAR – prior year	$150	$119	$103
% Change in RevPAR vs. prior year	7%	2%	2%

Dennis Craven, Chatham's chief operating officer, commented, “Fourth quarter ADR of $176 is our highest since inception and up 8 percent over 2019 levels. Occupancy of 74 percent is just shy of 2019 occupancy of 76 percent. Occupancy for each month of the quarter reached the highest levels since 2019, proving that business travel demand is growing. Our fourth quarter RevPAR growth of 4 percent continues to outperform the industry, and that should continue in 2025 given the growth in business travel, enhanced for us given we should benefit from the resurgence of our technology dependent markets.

RevPAR performance for Chatham’s largest markets (markets that account for five percent of hotel EBITDA contribution over the last twelve months) is presented below:

	% OF LTM EBITDA	Q4 2024 RevPAR	Change vs. Q4 2023	Q4 2023 RevPAR	Q4 2019 RevPAR
36 - Hotel Portfolio		$129	4%	$124	$124
Silicon Valley	15%	$136	14%	$119	$158
Coastal Northeast	10%	$158	4%	$152	$135
Los Angeles	9%	$154	5%	$147	$149
Washington D.C.	9%	$137	10%	$125	$132
Greater New York	8%	$163	—%	$163	$138
San Diego	7%	$179	9%	$164	$148
Dallas	5%	$89	(16)%	$105	$91
Seattle	5%	$101	(8)%	$110	$101

The Residence Inn Seattle Bellevue Downtown was under renovation during the quarter. The Courtyard Dallas Downtown was adversely impacted by the renovation/expansion of the convention center.

“Markets representing 58 percent of our EBITDA saw 7 percent RevPAR growth on average, which is very encouraging as we head further into 2025. Within Silicon Valley, underlying demand growth is strong. Our Silicon Valley fourth quarter occupancy of 74 percent marks the highest occupancy level since 2015. Higher occupancy levels allows us to drive higher ADR and ultimately profit margins.

Craven commented further, “San Diego benefited from a great convention calendar in 2024, and although large conventions will be down in 2025, other business is picking up. Despite leisure being a drag on many peers, our leisure markets produced RevPAR growth of over 1 percent in the quarter, or 5 percent if you exclude two hotels under renovation in the 2024 fourth quarter. Our Fort Lauderdale and Pittsburgh hotels produced RevPAR growth of 14 and 10 percent, respectively."

Approximately 64 percent of Chatham’s hotel EBITDA over the last twelve months was generated from its extended-stay hotels. Chatham has the highest concentration of extended-stay rooms of any public lodging REIT at 65 percent. Fourth quarter 2024 occupancy, ADR and RevPAR for each of the company’s major brands, based on the 36 comparable hotels, is presented below (number of hotels in parentheses):

	Residence Inn (16)	Courtyard (4)	Hampton Inn (3)	Homewood Suites (4)	Hilton Garden Inn (3)
Occupancy - 2024	76%	66%	82%	77%	71%
ADR – 2024	$190	$136	$169	$159	$191
RevPAR – 2024	$145	$89	$138	$122	$135
RevPAR – 2023	$138	$95	$128	$116	$120
% Change in RevPAR	5%	(6)%	8%	5%	13%

Hotel Operations Performance

The below chart summarizes key hotel operating performance measures for the three months ended December 31, 2024, 2023, and 2019. RevPAR is based on the 36 comparable hotels, and all other data is based on all properties owned during that period. Gross operating profit is calculated as Hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR and margin percentages):

	Q4 2024	Q4 2023	Q4 2019
RevPAR	$129	$124	$124
Gross operating profit	$30.3	$28.1	$30.9
Hotel EBITDA	$24.3	$22.8	$24.8
GOP margin	41%	39%	43%
Hotel EBITDA margin	33%	32%	34%

Craven finished, "For our 36 same-store hotels, our GOP margins jumped 150 basis points compared to the 2023 fourth quarter. We were able to maintain non-departmental expenses essentially flat year-over-year combined with moderating wage pressures and an efficient workforce. Reduced wage costs actually improved margins 30 basis points year-over-year, and on a per occupied room basis, costs were down 2 percent in the quarter. Our average wages increased 3 percent in the quarter. Increased benefits-related costs adversely impacted our margins by approximately 60 basis points.”

Corporate Update

The below chart summarizes key financial performance measures for the three months ended December 31, 2024, 2023 and 2019. Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt, as well as dividends on its preferred shares of $2.0 million per quarter. Cash flow before CapEx is calculated as Corporate EBITDA less debt service. Amounts are in millions, except RevPAR.

	Q4 2024	Q4 2023	Q4 2019
RevPAR	$129	$124	$124
Hotel EBITDA	$24.3	$22.8	$24.8
Corporate EBITDA	$21.1	$20.8	$22.6
Debt Service & Preferred	$(9.3)	$(10.7)	$(8.5)
Cash flow before CapEx	$11.8	$10.1	$14.1

Asset Recycling

In the fourth quarter, Chatham entered into contracts to sell five hotels. Two of those hotels sold in the 2024 fourth quarter, and one hotel has since sold (the other two are expected to close prior to the end of the first quarter). The three hotels sold comprise the following:
•144-suite Homewood Suites Bloomington, Minnesota (sold in December 2024)
•143-suite Homewood Suites Maitland, Florida (sold in December 2024)
•121-suite Homewood Suites Brentwood, Tennessee (sold in January 2025)

	Bloomington	Brentwood	Maitland
Age of hotel	26	26	24
Sales Price	$14 million	$15 million	$15 million
2024 RevPAR	$105	$108	$104

The remaining two hotels are under contract to be sold for $39 million.

Including near term capital expenditure requirements, the aggregate sales proceeds of the five hotels would equate to an approximate six percent capitalization rate on 2024 net operating income. Each of the five hotels are among the six lowest RevPAR hotels in Chatham’s portfolio.

Hotel Investments

During the 2024 fourth quarter, the company incurred capital expenditures of approximately $6 million.

Chatham commenced renovations on three hotels in the fourth quarter that will be completed in the fourth quarter or early in the 2025 first quarter, including the renovations of the SpringHill Suites Savannah, the Residence Inn Bellevue, Wash., and the renovation of the Hilton Garden Inn Portsmouth, N.H. (2025 budgeted renovation).

Chatham’s 2025 capital expenditure budget is approximately $26 million, which includes renovations at three hotels expected to cost approximately $16 million. The three hotels scheduled for renovation in 2025 are the Hilton Garden Inn Portsmouth, N.H., during the first quarter, the Residence Inn Austin, Texas and the Residence Inn Mountain View, Calif., during the fourth quarter.

Capital Markets & Capital Structure

As of December 31, 2024, the company had net debt of $389 million (total consolidated debt less unrestricted cash), down $29 million from December 31, 2023. Total debt outstanding as of December 31, 2024, was $409 million at an average interest rate of 6.8 percent, comprised of $159 million of fixed-rate mortgage debt at an average interest rate of 6.9 percent, $140 million outstanding on its term loan at a rate of 6.8 percent and $110 million outstanding on the company's $260 million revolving credit facility at an interest rate of 6.7 percent.
Based on the ratio of the company’s net debt to hotel investments at cost, Chatham’s leverage ratio was approximately 23 percent, down from 25 percent on December 31, 2023.

Subsequent to year-end, the company repaid the $16 million maturing mortgage on the Hampton Inn Houston, Texas. “With this mortgage repaid in full, we have completed the multi-year balance sheet repositioning and are in great financial condition," stated Jeremy Wegner, Chatham’s chief financial officer. “We have the financial flexibility to make meaningful acquisitions or other hotel investments. Additionally, with $250 million of floating rate debt, we stand to benefit from declining interest rates. Based on outstanding debt as of December 31, 2024, for every 100 basis point decline in SOFR, our AFFO will increase $2.5 million or $0.05 per share.”

Dividend
During the quarter, the Board of Trustees declared a preferred share dividend of $0.41406 per share, as well as a common share dividend of $0.07 per share, payable on January 15, 2025, to shareholders of record as of December 31, 2024. The Board will continue to evaluate the common share dividend on a quarterly basis.

2025 Guidance

The company’s 2025 first quarter and full-year guidance reflects the following assumptions:
a.Renovations at the hotels mentioned in this release
b.Floating rate debt based on SOFR forward curve
c.Two hotels currently under contract expected to close at the end of the first quarter
d.$6.8 million impact on 2025 Hotel EBITDA from hotels sold in 2024 and 2025
e.Proceeds from 2025 hotel sales used to pay down borrowings on the credit facility
f.No additional acquisitions, dispositions, debt or equity issuance

	Q1 2025	FY 2025
RevPAR	$125 - $127	$143 - $147
RevPAR growth	3% to 4%	1% to 3.5%
Total hotel revenue	$67.9-$68.5 M	$298-$305 M
Net income (loss) to common shares	$(3.5)-$(2.0) M	$(2.2)-$3.2 M
Net income (loss) per diluted share	$(0.07)-$(0.04)	$(0.04)-$0.06
Adjusted EBITDA	$16.8-$18.3 M	$92-$97 M
Adjusted FFO	$6.2-$7.7 M	$52-$57 M
Adjusted FFO per diluted share	$0.12-$0.15	$1.01-$1.11
Hotel EBITDA margins	29.3%-31.3%	34.8%-35.8%
Corporate cash administrative expenses	$3.1 M	$11.8 M
Corporate non-cash administrative expenses	$1.6 M	$6.4 M
Interest expense (excluding fee amortization)	$6.6 M	$24.0 M
Non-cash amortization of deferred fees	$0.4 M	$1.7 M
Weighted average shares/units outstanding	51.3 M	51.5 M

The company provides guidance but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission.

Earnings Call

The company will hold its fourth quarter 2024 conference call later today at 1:00 p.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com, or www.streetevents.com, or may participate in the conference call by dialing 1-877-407-0789 or 1-201-689-8562 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until Tuesday, March 5, 2024, at 11:59 PM ET , by dialing 1-844-512-2921 or 1-412-317-6671, access ID 13751674. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns 36 hotels totaling 5,475 rooms/suites in 15 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (5) EBITDAre (6) Adjusted EBITDA and (7) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the NAREIT definition.
The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in NAREIT’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.
The company calculates EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.
Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;
•Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;
•Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and
•Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. The company’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include those with regard to the potential future impact of the COVID-19 pandemic, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that we think could cause our actual results to differ materially from expected results are summarized below.

Other risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a Fourth-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC; inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by the Company's subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31, 2024	December 31, 2023

Assets:
Investment in hotel properties, net	$1,197,518	$1,227,633
Cash and cash equivalents	20,195	68,130
Restricted cash	9,649	17,619
Right of use asset, net	17,547	18,141
Hotel receivables (net of allowance for doubtful accounts of $300 and $280, respectively)	2,921	4,375
Deferred costs, net	4,038	4,246
Prepaid expenses and other assets	2,813	3,786
Total assets	$1,254,681	$1,343,930
Liabilities and Equity:
Mortgage debt, net	$157,211	$394,544
Revolving credit facility	110,000	—
Unsecured term loan, net	139,638	89,533
Accounts payable and accrued expenses (including $490 and $399 due to related parties, respectively)	29,621	29,255
Lease liability	20,634	20,808
Distributions payable	5,580	5,414
Total liabilities	462,684	539,554
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 4,800,000 shares issued and outstanding at December 31, 2024 and 2023, respectively	48	48
Common shares, $0.01 par value, 500,000,000 shares authorized; 48,912,293 and 48,859,836 shares issued and outstanding at December 31, 2024 and 2023, respectively	489	488
Additional paid-in capital	1,046,812	1,047,176
Accumulated deficit	(289,130)	(271,651)
Total shareholders’ equity	758,219	776,061
Noncontrolling Interests:
Noncontrolling Interest in Operating Partnership	33,778	28,315
Total equity	791,997	804,376
Total liabilities and equity	$1,254,681	$1,343,930

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)

	For the three months ended		For the years ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue:
Room	$68,528	$65,980	$290,290	$284,999
Food and beverage	1,931	1,968	7,737	8,124
Other	4,383	4,058	18,077	16,703
Reimbursable costs from related parties	269	272	1,105	1,283
Total revenue	75,111	72,278	317,209	311,109
Expenses:
Hotel operating expenses:
Room	16,201	15,876	65,311	61,794
Food and beverage	1,536	1,700	6,218	6,352
Telephone	369	333	1,360	1,439
Other hotel operating	1,095	900	4,127	3,712
General and administrative	6,923	7,270	28,826	28,884
Franchise and marketing fees	5,939	5,776	25,355	24,897
Advertising and promotions	1,625	1,572	6,229	6,085
Utilities	3,100	3,199	13,161	13,007
Repairs and maintenance	4,281	4,103	16,516	15,837
Management fees paid to related parties	2,615	2,484	10,733	10,557
Insurance	836	705	3,340	2,822
Total hotel operating expenses	44,520	43,918	181,176	175,386
Depreciation and amortization	15,286	14,639	60,741	58,254
Impairment loss	4,256	4,266	4,256	4,266
Property taxes, ground rent and insurance	5,982	5,325	23,709	23,507
General and administrative	4,766	4,345	18,388	17,517
Other charges	250	2,256	327	2,300
Reimbursable costs from related parties	269	272	1,105	1,283
Total operating expenses	75,329	75,021	289,702	282,513
Operating (loss) income before gain (loss) on sale of hotel properties	(218)	(2,743)	27,507	28,596
Gain (loss) on sale of hotel properties	5,867	(38)	5,713	18
Operating income (loss)	5,649	(2,781)	33,220	28,614
Interest and other income	85	847	1,712	1534
Interest expense net of amounts capitalized, including amortization of deferred fees	(7,588)	(7,399)	(30,880)	(27,128)
Loss on early extinguishment of debt	—	—	(17)	(696)
Gain from partial lease termination	—	—	—	164
(Loss) income before income tax expense	(1,854)	(9,333)	4,035	2,488
Income tax expense	—	—	—	—
Net (loss) income	(1,854)	(9,333)	4,035	2,488
Net loss attributable to non-controlling interest	146	354	131	156
Net (loss) income attributable to Chatham Lodging Trust	(1,708)	(8,979)	4,166	2,644
Preferred dividends	(1,987)	(1,987)	(7,950)	(7,950)
Net loss attributable to common shareholders	$(3,695)	$(10,966)	$(3,784)	$(5,306)
Loss per common share - basic:
Net loss attributable to common shareholders	$(0.08)	$(0.23)	$(0.08)	$(0.11)
Loss per common share - diluted:
Net loss attributable to common shareholders	$(0.08)	$(0.23)	$(0.08)	$(0.11)
Weighted average number of common shares outstanding:
Basic	48,907,102	48,853,357	48,900,997	48,847,386
Diluted	48,907,102	48,853,357	48,900,997	48,847,386
Distributions per common share:	$0.07	$0.07	$0.28	$0.28

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the years ended
	December 31,		December 31,
	2024	2023	2024	2023
Funds From Operations (“FFO”):
Net (loss) income	$(1,854)	$(9,333)	$4,035	$2,488
Preferred dividends	(1,987)	(1,987)	(7,950)	(7,950)
Net loss attributable to common shares and common units	(3,841)	(11,320)	(3,915)	(5,462)
(Gain) loss on sale of hotel properties	(5,867)	38	(5,713)	(18)
Depreciation of hotel properties owned	14,802	14,586	59,513	58,040
Impairment loss	4,256	4,266	4,256	4,266
FFO attributed to common share and unit holders	9,350	7,570	54,141	56,826
Amortization of finance lease assets	430	—	1,010	—
Other charges	250	2,256	327	2,300
Loss on early extinguishment of debt	—	—	17	696
Gain from partial lease termination	—	—	—	(164)
Adjusted FFO attributed to common share and unit holders	$10,030	$9,826	$55,495	$59,658
Weighted average number of common shares and units
Basic	50,816,444	50,440,674	50,757,548	50,374,481
Diluted	51,134,893	50,729,096	51,172,183	50,532,122

	For the three months ended		For the years ended
	December 31,		December 31,
	2024	2023	2024	2023
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net (loss) income	$(1,854)	$(9,333)	$4,035	$2,488
Interest expense, including amortization of deferred fees	7,588	7,399	30,880	27,128
Depreciation and amortization	15,286	14,639	60,741	58,254
EBITDA	21,020	12,705	95,656	87,870
Impairment loss	4,256	4,266	4,256	4,266
(Gain) loss on sale of hotel properties	(5,867)	38	(5,713)	(18)
EBITDAre	19,409	17,009	94,199	92,118
Other charges	250	2,256	327	2,300
Loss on early extinguishment of debt	—	—	17	696
Gain from partial lease termination	—	—	—	(164)
Share based compensation	1,487	1,555	6,398	6,117
Adjusted EBITDA	$21,146	$20,820	$100,941	$101,067

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended		For the years ended
		December 31,		December 31,
		2024	2023	2024	2023

Net (loss) income		$(1,854)	$(9,333)	$4,035	$2,488
Add:	Interest expense, including amortization of deferred fees	7,588	7,399	30,880	27,128
	Depreciation and amortization	15,286	14,639	60,741	58,254
	Corporate general and administrative	4,766	4,345	18,388	17,517
	Other charges	250	2,256	327	2,300
	Impairment loss	4,256	4,266	4,256	4,266
	Loss on early extinguishment of debt	—	—	17	696
	Loss on sale of hotel properties	—	38	—	—
Less:	Interest and other income	(85)	(847)	(1,712)	(1,534)
	Gain on sale of hotel properties	(5,867)	—	(5,713)	(18)
	Gain from partial lease termination	—	—	—	(164)
	Adjusted Hotel EBITDA	$24,340	$22,763	$111,219	$110,933

	Total revenue	$75,111	$72,278	$317,209	$311,109
	Reimbursable costs from related parties	(269)	(272)	(1,105)	(1,283)
	Hotel revenue	$74,842	$72,006	$316,104	$309,826
	Hotel EBITDA margin	32.5%	31.6%	35.2%	35.8%

CHATHAM LODGING TRUST
Reconciliations of Guidance Net Income to FFO, Adjusted FFO,
EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the years ended
	March 31, 2025		December 31, 2025
	Low-End	High-End	Low-End	High-End
Funds From Operations (“FFO”):
Net (loss) income	$(1,403)	$142	$5,850	$11,219
Preferred dividends	(2,000)	(2,000)	(8,000)	(8,000)
Net (loss) income attributable to common shares and common units	(3,403)	(1,858)	(2,150)	3,219
Gain on sale of hotel properties	(5,435)	(5,435)	(5,435)	(5,435)
Depreciation of hotel properties owned	14,574	14,574	57,792	57,792
FFO attributable to common share and unit holders	5,736	7,281	50,207	55,576
Amortization of finance lease assets	427	427	1,708	1,708
Adjusted FFO attributable to common share and unit holders	$6,163	$7,708	$51,915	$57,284
Weighted average number of common shares and units
Diluted	51,254,000	51,254,000	51,476,000	51,476,000
Adjusted FFO per diluted share	$0.12	$0.15	$1.01	$1.11

	For the three months ended		For the years ended
	March 31, 2025		December 31, 2025
	Low-End	High-End	Low-End	High-End
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net (loss) income	$(1,403)	$142	$5,850	$11,219
Interest expense, including amortization of deferred fees	6,969	6,969	25,500	25,500
Depreciation and amortization	15,053	15,053	59,700	59,700
Gain on sale of hotel properties	(5,435)	(5,435)	(5,435)	(5,435)
EBITDA	15,184	16,729	85,615	90,984
EBITDAre	15,184	16,729	85,615	90,984
Share based compensation	1,600	1,600	6,400	6,400
Adjusted EBITDA	$16,784	$18,329	$92,015	$97,384

		For the three months ended		For the years ended
		March 31, 2025		December 31, 2025
		Low-End	High-End	Low-End	High-End

Net (loss) income		$(1,403)	$142	$5,850	$11,219
Add:	Interest expense, including amortization of deferred fees	6,969	6,969	25,500	25,500
	Depreciation and amortization	15,053	15,053	59,700	59,700
	Gain on sale of hotel properties	(5,435)	(5,435)	(5,435)	(5,435)
	Corporate general and administrative	4,700	4,700	18,200	18,200
Less:	Interest and other income	—	—	(100)	(100)
	Adjusted Hotel EBITDA	$19,884	$21,429	$103,715	$109,084

	Total revenue	$68,137	$68,738	$299,133	$305,804
	Reimbursable costs from related parties	(275)	(275)	(1,100)	(1,100)
	Hotel revenue	$67,862	$68,463	$298,033	$304,704
	Hotel EBITDA margin	29.3%	31.3%	34.8%	35.8%